UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 14, 2009
L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
(Exact Name of Registrants as Specified in Charter)

DELAWARE	011-14141 333-46983	13-3937434 13-3937436

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                 Arrangements of Certain Officers.
     On July 14, 2009, the Board of Directors of each of L-3 Communications Holdings, Inc. and L-3 Communications Corporation (together, the “Company”) elected Lewis Kramer to serve as a Class III director of the Company. Mr. Kramer was appointed to serve on the Audit Committee. The Company expects Mr. Kramer to stand for election at the annual meeting of stockholders in April 2010.
Mr. Kramer’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Kramer and any other person pursuant to which he was elected as a director. Mr. Kramer is not a party to any transaction with the Company that would require disclosure under item 404(a) of Regulation S-K.
     L-3 Communications Holdings, Inc. issued a press release on June 14, 2009, announcing the election of Mr. Kramer. The press release is attached hereto as Exhibit 99.1.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
     (d) EXHIBITS

Exhibit
Number	Title

99.1	Press Release dated June 14, 2009, announcing the election of Lewis Kramer as a director of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: July 15, 2009

     EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated June 14, 2009, announcing the election of Lewis Kramer as a director of the Company.